Revlon to Acquire The Colomer Group in All-Cash Transaction

Acquisition Supports Revlon’s Strategic Goal of Driving Profitable Growth and Expands Revlon’s Brand Portfolio, Channel Distribution, and Global Reach

Transaction Expected to be Accretive to Cash Flow and Earnings in the First Year

NEW YORK, August 5, 2013 – Revlon, Inc. (NYSE: REV) today announced that its wholly owned operating subsidiary, Revlon Consumer Products Corporation (“RCPC” and together with its subsidiaries, the “Company”), has signed a definitive agreement to acquire all of the stock of The Colomer Group (“TCG”), a privately-held beauty care company focused on the professional salon channel. The acquisition is expected to close in the fourth quarter of 2013, subject to certain customary conditions and regulatory approvals, and the cash purchase price of $660 million is subject to certain adjustments through the closing date. Revlon expects to finance the acquisition using funds underwritten by Citigroup Global Markets Inc. pursuant to commitments entered into contemporaneously with the purchase agreement.

TCG strategically complements Revlon, as it markets and sells professional products to salons and other professional channels under brands such as Revlon Professional hair care, which it currently licenses from the Company under a long-term agreement; Creative Nail professional nail polish, including its successful Shellac franchise; and American Crew men’s haircare. TCG also sells certain brands directly into retail channels, including Natural Honey body lotions and Llongueras hair care, and operates a multi-cultural hair-care business under the Crème of Nature brand. Approximately 50% of TCG’s sales are in Europe, Middle East and Africa, with 40% in the U.S., and the balance in the rest of the world.

TCG is being acquired from Funds advised by CVC Capital Partners, which have owned TCG for the last 13 years. Throughout that period, a successful transformative program was implemented, with a focus on strengthening its core brands and supporting continuous product innovation. TCG now constitutes a global and additive platform for Revlon to expand its business.

Commenting on today’s announcement, Revlon President and Chief Executive Officer, Alan T. Ennis said, “This acquisition, which we expect to be accretive to cash flow and earnings in the first year, represents a significant and logical strategic step forward for Revlon as it complements our core business, expands our distribution into new channels, and provides meaningful cost synergy opportunities.  TCG’s presence in the professional salon channel, which Revlon currently does not serve, will expand our product offering and enable us to reach new consumers. We plan to capitalize on TCG’s extensive geographic and channel distribution, and leverage our collective innovation capability and leadership as we seek to drive growth across our expanded portfolio of brands.”

Lorenzo Delpani, Chief Executive Officer of TCG commented, “I am delighted that we are joining the Revlon family. My leadership team and the entire Colomer organization are very proud of our accomplishments in building our business, and we look forward to working with Revlon and continuing the positive momentum of our company.”

Mr. Ennis concluded, “Revlon will work collaboratively with the TCG organization to ensure a smooth transition and integration of the collective business. Lorenzo and his leadership team will play a key role in the integration and with respect to the continued success of TCG’s business. This is a tremendous opportunity to both re-unite the Revlon brand name and for Revlon to continue to drive profitable growth.”

About Revlon

Revlon is a global color cosmetics, hair color, beauty tools, fragrances, skincare, anti-perspirant deodorants and beauty care products company whose vision is Glamour, Excitement and Innovation through high-quality products at affordable prices. Revlon® is one of the strongest consumer brand franchises in the world. Revlon’s global brand portfolio includes Revlon® color cosmetics, Almay® color cosmetics, SinfulColors® color cosmetics, Pure Ice® color cosmetics, Revlon ColorSilk® hair color, Revlon® beauty tools, Charlie® fragrances, Mitchum® anti-perspirant deodorants, and Ultima II® and Gatineau® skincare. Websites featuring current product and promotional information can be reached at www.revlon.com, www.almay.com and www.mitchum.com. Corporate and investor relations information can be accessed at www.revloninc.com.

Investor Relations & Media Contact:

Elise Garofalo

Senior Vice President, Treasurer and Investor Relations

(212) 527-5264

Forward-Looking Statements

Statements made in this press release, which are not historical facts, including statements about the Company's plans, strategies, focus, beliefs and expectations, are forward-looking. Forward-looking statements speak only as of the date they are made and, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry or cosmetics category conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this press release. Such forward-looking statements include, without limitation, the Company's following estimates, beliefs, expectations, focus and/or plans: (i) the Company’s expectation to close the acquisition in the fourth quarter of 2013, subject to certain customary conditions and regulatory approvals; (ii) the Company’s expectations to finance the acquisition using funds underwritten by Citigroup Global Markets Inc. pursuant to commitments entered into contemporaneously with the purchase agreement; (iii) the Company’s belief that the acquisition represents a significant and logical strategic step forward for Revlon as it complements its core business, expands its distribution into new channels, and provides real cost synergy opportunities (including, without limitation, that the transaction is expected to be accretive to cash flow and earnings in the first year); (iv) the Company’s belief that TCG’s presence in the professional salon channel, which Revlon does not currently serve, will expand its product offering and enable it to reach new consumers; (v) the Company’s plans to capitalize on TCG’s extensive geographic and channel distribution, and leverage their collective innovation capability and leadership as the Company seeks to drive growth across its expanded portfolio of brands; (vi) the Company’s expectations that TCG’s leadership team will play a key role with the integration and with respect to the continued success of TCG’s business; and (vii) the Company’s belief that the acquisition is a tremendous opportunity to both re-unite the Revlon brand name and for Revlon to continue to drive profitable growth. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in our filings with the SEC, including, without limitation, our 2012 Annual Report on Form 10-K that we filed with the SEC in February 2013 and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC during 2013 (which may be viewed on the SEC's website at http://www.sec.gov or on our website at http://www.revloninc.com), as well as reasons including: (i) difficulties or delays in and/or the Company’s inability to close the acquisition, such as due to unexpected delays in securing necessary regulatory approvals; (ii) unexpected events that could result in the unavailability of funds to finance the acquisition; (iii) difficulties or delays in and/or the Company’s inability to expand its distribution into new channels and/or realize the expected cost synergy opportunities; (iv) difficulties or delays in and/or the Company’s inability to expand its product offering and/or reach new consumers; (v) difficulties or delays in and/or the Company’s inability to capitalize on TCG’s extensive geographic and channel distribution, leverage their collective innovation capability and leadership and/or drive growth across the Company’s expanded portfolio of brands; (vi) difficulties or delays in and/or the Company’s inability to integrate TCG’s business; and/or (vii) difficulties or delays in and/or the Company’s inability to continue to drive profitable growth, such as due to difficulties, delays, unanticipated costs or the Company’s inability to launch innovative products, such as due to less than effective new product development; less than expected acceptance of the Company’s new products by consumers and/or retail customers; less than expected acceptance of the Company’s brand communication for such products by consumers and/or retail partners; less than expected levels of advertising and/or promotional activities for the Company’s new product launches; less than expected levels of execution with the Company’s retailers; less than anticipated sales of the Company’s new products as a result of consumer response to worldwide economic or other conditions; greater than expected volatility in the sales environment; more than anticipated returns for such products; actions by the Company’s customers impacting its sales, including in response to any decreased consumer spending in response to weak economic conditions or weakness in the cosmetics category in the mass retail and/or professional salon channels; adverse changes in currency exchange rates and/or foreign currency exchange controls; decreased sales of the Company's products as a result of increased competitive activities by the Company’s competitors; changes in consumer purchasing habits, including with respect to shopping channels; retailer inventory management; greater than expected impact from changes in retailer pricing or promotional strategies; greater than anticipated retailer space reconfigurations or reductions in retailer display space; less than anticipated results from the Company's existing or new products or from its advertising, promotional and/or marketing plans; or if the Company’s expenses, including, without limitation, for advertising, promotions and/or marketing activities or for sales returns related to any reduction of retail space, product discontinuances or otherwise, exceed the anticipated level of expenses. Factors other than those listed above could also cause the Company’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on or made available through the Company’s websites or other websites referenced herein shall not be incorporated by reference into this release.